UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date	of report (Date of earliest event reported) December 15, 2005

Excelsior Private Equity Fund II, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

000-22277	22-3510108
(Commission File Number)	(IRS Employer Identification No.)

225 High Ridge Road Stamford, CT	06905
(Address of Principal Executive Offices)	(Zip Code)

(203) 352-4400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointments of Principal Officers.

(a)	Not applicable.

(b) Mr. Timothy J. Leach informed the Registrant of his decision to resign as the Registrant’s co-chief executive officer effective as of December 15, 2005.

(c) In addition, the Registrant appointed Mr. Leo P. Grohowski as co-chief executive officer effective as of December 15, 2005.

Mr. Grohowski joined U.S. Trust Corporation in October 2005 as chief investment officer. He is responsible for investment strategy and process, as well as the management of investment professionals. Previously, he was with Deutsche Bank, where he most recently served as chief investment officer of Deutsche Asset Management Americas and Scudder Investments, with responsibility for over $250 billion in assets. In addition, he served as chairman of the Americas Investment Committee, a member of the Global Investment Committee, and senior investment representative to three independent mutual fund boards. From 1999 to 2002, Mr. Grohowski was chief investment officer of Deutsche Bank Private Banking, serving as chairman of the Global Markets Strategy Committee and Domestic Investment Strategy Group, and head of Investment Products and Services for the DB Alex Brown unit. In 1996, Mr. Grohowski joined Bankers Trust where he served as senior trust investment officer of the Private Bank and head of the U.S. Investment Strategy Group. He also chaired the Trust Investment Committee, the Collective Investment Fund Committee, and the Equity Strategy Group. Previously, he was with HSBC Asset Management from 1988 to 1996. He was named chief investment officer in 1993, after heading the U.S. Equities group from 1988 to 1993. At HSBC, Mr. Grohowski personally managed the core equity strategy, with over $1 billion in assets. From 1985 to 1987, he was with Marine Midland Bank, where he managed a team responsible for over 800 trust and investment management portfolios. He began his career as a portfolio manager at Princeton Bank & Trust Company in 1980. Mr. Grohowski received his B.A. in Economics, magna cum laude, from Drew University, where he currently serves on the Board of Trustees. He earned an M.B.A. in Finance from New York University’s Stern School of Business in 1985.

(d)	Not applicable.

Item 8.01	Other Events.

U.S. Trust Corporation (“U.S. Trust”), the parent company of U.S. Trust Company, N.A. and U.S. Trust Company of New York, the co-investment advisers to the Registrant has determined to restructure its bank subsidiaries and the corporate structure through which they provide investment advisory services to the funds they advise. This restructuring will not effect in any way the nature, level or quality of services provided to the Registrant nor will it result in any change in the portfolio managers or other advisory personnel responsible for managing the Registrant.

As part of this restructuring, U.S. Trust is reorganizing U.S. Trust Company, N.A.’s separately identifiable asset management division (“USTAMD”) into a separate corporate entity named UST Advisers, Inc. (“USTA”), a Delaware corporation that is a wholly-owned subsidiary of U.S. Trust Company, N.A.

USTAMD, as a division of U.S. Trust Company, N.A., and the separately identifiable division of U.S. Trust Company of New York (“NYAMD”) have served as the Registrant’s co-investment adviser. At a meeting held on December 15, 2005, the Board of Directors of the Registrant approved assumption agreements pursuant to which USTA will assume all of USTAMD’s and NYAMD’s obligations under the existing investment advisory agreement.

Effective as of December 16, 2005, USTA serves as the Registrant’s investment adviser.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Excelsior Private Equity Fund II, Inc. (Registrant)

Date: December 20, 2005	/s/ Leo P. Grohowski
Leo P. Grohowski Co-Chief Executive Officer

Date: December 20, 2005	/s/ Raghav V. Nandagopal
Raghav V. Nandagopal Co-Chief Executive Officer

Date: December 20, 2005	/s/ Robert F. Aufenanger
Robert F. Aufenanger Treasurer (Principal Financial Officer)